UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 01, 2026

CULLINAN THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39856	81-3879991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Main Street Suite 1350
Cambridge, Massachusetts		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 410-4650

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CGEM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On October 1, 2026, Cullinan Therapeutics, Inc. (the "Company") issued a press release announcing the initiation of a new drug application ("NDA") submission to the United States Food and Drug Administration (the "FDA") for zipalertinib in combination with platinum-based chemotherapy for the treatment of patients with previously untreated, locally advanced or metastatic non-small cell lung cancer ("NSCLC") harboring epidermal growth factor receptor ("EGFR") exon 20 insertion ("ex20ins") mutations under the FDA's Real-Time Oncology Review Program ("RTOR"). A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Current Report on Form 8-K furnished pursuant to Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed to be "filed" for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section and will not be incorporated by reference into any filing by the Company under the Securities Act or the Exchange Act, unless specifically identified as being incorporated therein by reference.

Item 8.01 Other Events.

On October 1, 2026, the Company announced the initiation of a NDA submission to the FDA for zipalertinib in combination with platinum-based chemotherapy for the treatment of patients with previously untreated, locally advanced or metastatic NSCLC harboring EGFR ex20ins mutations under the FDA’s RTOR program. The RTOR program allows sponsors to submit clinical data in advance of the complete application to facilitate earlier review of efficacy and safety results. Completion of the Company's NDA submission is expected by year-end 2026.

The NDA submission is based on data from the Phase 3 REZILIENT3 trial, which met its primary endpoint, demonstrating a statistically significant and clinically meaningful improvement in median progression-free survival for zipalertinib plus chemotherapy compared to chemotherapy alone. These results were recently presented at the International Association for the Study of Lung Cancer’s 2026 World Conference on Lung Cancer during a Presidential Symposium.

Zipalertinib holds FDA Breakthrough Therapy designation for the treatment of patients with locally advanced or metastatic EGFR ex20ins NSCLC who have previously received platinum-based chemotherapy. An NDA seeking accelerated approval for zipalertinib monotherapy in this indication remains under FDA review, with a Prescription Drug User Fee Act target action date of February 27, 2027.

The Company is eligible to receive (i) a $30.0 million payment from Taiho upon U.S. regulatory approval of zipalertinib for the treatment of patients with locally advanced or metastatic EGFR ex20ins NSCLC who have previously received platinum-based systemic chemotherapy, and (ii) up to a $100.0 million payment from Taiho upon U.S. regulatory approval of zipalertinib for the first-line treatment for adult patients with locally advanced or metastatic EGFR ex20ins NSCLC.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit No.	Description
99.1	Press release issued by Cullinan Therapeutics, Inc. on October 1, 2026, furnished herewith
104	Cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CULLINAN THERAPEUTICS, INC.

Date:	October 1, 2026	By:	/s/ Mary Kay Fenton
Mary Kay Fenton Chief Financial Officer